Exhibit 4.21

DATED 3 July 2013

QUENTIN SHIPPING CO.

UNDINE SHIPPING CO.

SANDER SHIPPING CO.

(as borrowers)

-and-

DNB Bank ASA
and others
(as Lenders)

- and -

DNB Bank ASA
(as Agent, Security Agent and Account Bank)

- and –

DNB Bank ASA
and others
(as Swap Providers)

FIRST SUPPLEMENTAL AGREEMENT TO A SECURED
LOAN FACILITY AGREEMENT DATED 16 AUGUST 2011

CONTENTS

		Page

1	Interpretation	2

2	Conditions	2

3	Representations and Warranties	4

4	Amendments to Loan Agreement	4

5	Confirmation and Undertaking	5

6	Miscellaneous	6

7	Notices, Law and Jurisdiction	6

Schedule 1		7
	The Lenders	7

Schedule 2		9
	The Swap Providers	9

Schedule 3		10
	Effective Date Confirmation	10

SUPPLEMENTAL AGREEMENT

Dated: 3 July 2013

BETWEEN:

(1)	QUENTIN SHIPPING CO., UNDINE SHIPPING CO. and SANDER SHIPPING CO., each a company incorporated according to the law of the Republic of Liberia, whose registered address is at 80 Broad Street, Monrovia, Liberia (together the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)	the banks listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together the “Lenders” and each a “Lender”); and

(3)	DNB Bank ASA (formerly known as DnB NOR Bank ASA) acting as agent, security agent and account bank through its office at 20 St Dunstan’s Hill, London EC3R 8HY, England (in each such capacity respectively, the “Agent”, the “Security Agent” and the “Account Bank”); and

(4)	the banks listed in Schedule 2, each acting through its office at the address indicated against its name in Schedule 2 (together the “Swap Providers” and each a “Swap Provider”).

SUPPLEMENTAL TO a secured loan agreement dated 16 August 2011 (the “Loan Agreement”) made between the Borrowers, the Lenders, the Agent, the Security Agent, the Account Bank and the Swap Providers on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrowers on a joint and several basis its respective Commitment of an aggregate amount not exceeding two hundred and twenty nine million two hundred thousand Dollars ($229,200,000) for the purpose of pre- and post-delivery financing or refinancing part of the construction and acquisition cost of the Ships.

WHEREAS:

(A)	The Borrowers have requested and the Creditors have agreed to (a) amend the repayment schedule dates contained in clause 4.1.1 of the Loan Agreement and (b) include V.ships Greece Ltd. in the definition of Manager contained in the Loan Agreement, as more particularly described in this Supplemental Agreement.

(B)	The outstanding balance of the Loan at the date of this Supplemental Agreement is one hundred and twenty two million two hundred and forty thousand Dollars ($122,240,000).

IT IS AGREED THAT:

1	Interpretation

1.1	In this Supplemental Agreement “Effective Date” means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 3 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred.

1.2	In this Supplemental Agreement “Creditors” means the Agent, the Security Agent, the Account Bank, the Swap Providers and the Lenders.

1.3	In this Supplemental Agreement “Security Parties” means the Borrowers and the Corporate Guarantor.

1.4	“Supplemental Agreement” means the agreement herein contained.

1.5	All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clauses 1.3 and 1.4 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.

1.6	All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1	As conditions for the agreement of the Creditors to the requests specified in Recital (A) above and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

	2.1.1	a certificate from a duly authorised officer of each Security Party confirming that none of the documents delivered to the Agent pursuant to Schedule 3, Part 1, paragraph 1 and Schedule 3, Part 3, paragraph 2 of the Loan Agreement have been amended or modified in any way
2

since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.2	a certificate of good standing in respect of each Security Party;

2.1.3	a deed of confirmation of the Corporate Guarantee dated 16 August 2011 granted by the Corporate Guarantor in favour of the Security Agent, such deed of confirmation to be granted by the Corporate Guarantor in favour of the Security Agent in such form and containing such terms as the Agent may require;

2.1.4	a copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by this Supplemental Agrement or for the validity and enforceability of this Supplemental Agreement; and

2.1.5	confirmation satisfactory to the Agent that the legal opinions required by the Agent will be given substantially in the forms required by the Agent.

2.2	Conditions Subsequent The Borrowers undertake to deliver or to cause to be delivered to the Agent within 15 days following the Effective Date, the legal opinions referred to in Clause 2.1.5, duly executed.

2.3	All documents and evidence delivered to the Agent pursuant to this Clause shall:

2.3.1	be in form and substance acceptable to the Agent;

2.3.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.3.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.
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2.4	If the Lenders in their absolute discretion agree to allow the Effective Date to occur before all of the documents and evidence required by Clause 2.1 have been delivered to or to the order of the Agent, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent, which however shall not be taken as a waiver of the Agent’s right to require production of all the documents and evidence required by Clause 2.1.

3	Representations and Warranties

Each of the representations and warranties contained in clause 7 of the Loan Agreement shall be deemed repeated by each Borrower at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Security Documents included this Supplemental Agreement.

4	Amendments to Loan Agreement

With effect from the Effective Date:-

4.1	the definition of “Ciel Management” contained in clause 1.2 of the Loan Agreement shall be deleted;

4.2	the definition of “Manager” contained in clause 1.2 of the Loan Agreement shall be deleted and replaced with the following:

““Manager” means, in relation to a Ship:

(a)	any one (or more) of Costamare Shipping, V.Ships or Shanghai Costamare; and/or

(b)	any other company which the Agent may (acting on the instructions of the Majority Banks) approve from time to time as the manager of that Ship,

provided such person has executed a Manager’s Undertaking in relation to that Ship in accordance with clause 8.1.18 and the Borrowers are in compliance with such clause on or prior to its appointment, and “Managers” shall mean any or all of them;”;

4.3	the definition of “Repayment Dates” contained in clause 1.2 of the Loan Agreement shall be deleted and replaced with the following:
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““Repayment Dates” means, subject to clause 6.3 and in respect of:

(a)	the Quentin Tranche, 5 July 2013 and each of the dates falling at three (3) monthly intervals after 5 July 2013 up to and including the date falling eighty two (82) months after the Drawdown Date of the Delivery Advance for the Quentin Ship; and

(b)	the Sander Tranche and the Undine Tranche, the date falling three (3) months after the Drawdown Date of the Delivery Advance for the Sander Ship and the Undine Ship respectively and each of the dates falling at three (3) monthly intervals after such date up to and including the date falling eighty four (84) months after the Drawdown Date of the Delivery Advance for the relevant Ship.”;

4.4	the following definition is added in clause 1.2 of the Loan Agreement:

““V.Ships” means V.Ships Greece Ltd., Par-La-Ville Place 14, Par-La-Ville Road, Hamilton HM 08, Bermuda and it includes its successors in title;”; and

4.5	reference in clause 8.1.18 of the Loan Agreement to Ciel Management shall be construed to refer to V.Ships.

All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

5	Confirmation and Undertaking

5.1	Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement were references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.
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6	Miscellaneous

This Supplemental Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

7	Notices, Law and Jurisdiction

The provisions of clauses 17 and 18 of the Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Supplemental Agreement and references to the Borrowers were references to the Security Parties.

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Schedule 1

The Lenders

DNB Bank ASA	Lending Office

20 St. Dunstan’s Hill
London EC3R 8HY
England

Address for Notices

20 St. Dunstan’s Hill
London EC3R 8HY
England

Fax: +44 207 626 5956
Attn: Shipping, Offshore and Logistics

abn amro bank n.v.	Lending Office

Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Address for Notices

Merchant Banking Cred.Support/Spec.
GL 0830, Coolsingel 93
3012 AE Rotterdam
The Netherlands

Loan Administration

Fax: +31 (0) 401 6118

Email: alper.sanliunal@nl.abnamro.com

Attn. : Alper Sanliunal

Mid-Office

Fax : +31 (0) 401 5323

Email:martijn.m.van.den.berg@nl.abnamro.com

Attn :Martijn van den Berg

Email : tom.van.vonderen@nl.abnamro.com

Attn. : Tom van Vonderen

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bank of america n.a.	Lending Office
555 California Street, Floor 4
Mail Code CA5-705-04-01
San Francisco, CA 94104
USA

Address for Notices

555 California Street, Floor 4
Mail Code CA5-705-04-01
San Francisco, CA 94104
USA

	Fax:	+1 415-765-7373
+1 415-343-0535
	Email:	anita.l.garfagnoli@baml.com
	Attn:	Anita Garfagnoli

	Fax:	+1 401-278-8075
	Email:	Alison.r.hook@baml.com
	Attn:	Alison Hook

	Fax:	+1 617-310-2316
	Email:	rita.d.menezes@baml.com
	Attn:	Rita Menezes

ING BANK	Lending Office

60 London Wall
London EC2M 5TQ
England

Address for Notices

60 London Wall
London EC2M 5TQ
England

Fax: +44 (0) 20 7767 7252
Attn: Rory Hussey / Olga Terentieva

8

Schedule 2

The Swap Providers

DNB Bank ASA	Swap Provider Office

20 St. Dunstan’s Hill
London EC3R 8HY, England,
or any other branch or office as set out in the relevant Master Swap Agreement

Address for Notices

to its address or fax number specified in paragraph (a) of Part 4 of the schedule to the relevant Master Swap Agreement,

abn amro	Swap Provider office
bank n.v.
c/o Markets Documentation Unit
PAC: HQ7000
Gustav Mahlerlaan 10
1082 PP
Amsterdam, The Netherlands

Address for Notices

to its address or fax number specified in paragraph (a) of Part 4 of the schedule to the relevant Master Swap Agreement,

ING BANK	Swap Provider Office

Foppingadreef 7, P.O. Box 1800,
NL-1000 BV Amsterdam, The
Netherlands

Address for Notices

to its address or fax number specified in paragraph (a) of Part 4 of the schedule to the relevant Master Swap Agreement,

9

Schedule 3

Effective Date Confirmation

To:	QUENTIN SHIPPING CO.
UNDINE SHIPPING CO.
SANDER SHIPPING CO.
all of 80 Broad Street, Monrovia, Liberia

We, DNB Bank ASA (formerly known as DnB NOR Bank ASA), refer to the supplemental agreement dated [          ] 2013 (the “Supplemental Agreement”) relating to a secured loan agreement dated 16 August 2011 (the “Loan Agreement”) made between you as the Borrowers, the banks listed in it as (a) the Lenders and (b) the Swap Providers and ourselves as the Agent, as the Account Holder and as the Security Agent in respect of a loan to you from the Lenders of up to US$229,200,000.

We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated: [          ] 2013

Signed:

for and on behalf of

DNB Bank ASA
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IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

BORROWERS

SIGNED and DELIVERED as	)
a DEED by	)
QUENTIN SHIPPING CO.	)
acting by Konstantinos Zacharatos	)
its duly authorised attorney-in-fact	)	/s/ Konstantinos Zacharatos
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
UNDINE SHIPPING CO.	)
acting by Konstantinos Zacharatos	)
its duly authorised attorney-in-fact	)	/s/ Konstantinos Zacharatos
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
SANDER SHIPPING CO.	)
acting by Konstantinos Zacharatos	)
its duly authorised attorney-in-fact	)	/s/ Konstantinos Zacharatos
in the presence of:	)

Witness signature:
Name:
Address:
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CREDITORS

SIGNED and DELIVERED as	)
a DEED by	)
DNB BANK ASA (as Agent))
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)	/s/ Pinelopi Karamadouki
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
DNB BANK ASA (as Security Agent))
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)	/s/ Pinelopi Karamadouki
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
DNB BANK ASA (as Account Bank))
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)	/s/ Pinelopi Karamadouki
in the presence of:	)

Witness signature:
Name:
Address:
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SIGNED and DELIVERED as	)
a DEED by	)
DNB BANK ASA (as Lender))
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)	/s/ Pinelopi Karamadouki
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
ABN AMRO BANK N.V. (as Lender))		/s/ K. H. Tieleman
acting by	)
its duly authorised attorney-in-fact	)	/s/ M. N. Hoogeveen
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
BANK OF AMERICA N.A. (as Lender))
acting by	)
and by	)
its duly authorised attorney-in-fact	)	/s/ Anita L. Garfagnoli
in the presence of:	)

Witness signature:
Name:
Address:
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SIGNED and DELIVERED as	)
a DEED by	)
ING BANK (as Lender))		/s/ Olga Terentieva
acting by	)
its duly authorised attorney-in-fact	)	/s/ Adam Byrne
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
DNB BANK ASA (as Swap Provider))
acting by Pinelopi Karamadouki	)
its duly authorised attorney-in-fact	)	/s/ Pinelopi Karamadouki
in the presence of:	)

Witness signature:
Name:
Address:

SIGNED and DELIVERED as	)
a DEED by	)
ABN AMRO BANK N.V. (as Swap Provider))		/s/ K. H. Tieleman
acting by	)
its duly authorised attorney-in-fact	)	/s/ H. N. Hoogeveen
in the presence of:	)

Witness signature:
Name:
Address:
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SIGNED and DELIVERED as	)
a DEED by	)
ING BANK (as Swap Provider))		/s/ Olga Terentieva
acting by	)
its duly authorised attorney-in-fact	)	/s/ Adam Byrne
in the presence of:	)

Witness signature:
Name:
Address:
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